EX-99.12(A)
Opinion and Consent of Charles H. Stamm

  TEACHERS INSURANCE AND ANNUITY ASSOCIATION      CHARLES H. STAMM
  OF AMERICA COLLEGE RETIREMENT EQUITIES FUND     Executive Vice President and
  730 Third Avenue                                General Counsel
  New York, NY 10017-3206                         (212) 916-4700
  212 490-9000         800 842-2733

                                              April 28, 2003

The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

Dear Committee Members:

                  This opinion is furnished in connection with the filing by TIAA Separate Account VA-1 (the "Separate Account") of Post-Effective Amendment No. 9 to the Registration Statement (File Nos. 33-79124 and 811-8520) of Form N-3 under the Securities Act of 1933 for certain individual variable annuity contracts (the "Contracts") offered and funded by the Separate Account. The Registration Statement covers an indefinite amount of securities in the form of interests in the Contracts.

                  I have examined the Charter, Bylaws and other corporate records of Teachers Insurance and Annuity Association of America ("TIAA"), the Rules and Regulations and other organizational records of the Separate Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

                  1. TIAA is a nonprofit life insurance company duly organized and validly existing under the laws of the State of New York.

                  2. The Separate Account is a "separate account" of TIAA within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA's Board of Trustees and validly existing under the laws of the State of New York.

                  3. To the extent New York State law governs, the Contracts have been duly authorized by TIAA and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of TIAA enforceable in accordance with their terms.

                  I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                              Sincerely,

                                              /s/ Charles H. Stamm
                                              -------------------------
                                              Executive Vice President
                                              and General Counsel